SECURITY AGREEMENT


         SECURITY AGREEMENT (the "Security Agreement") dated as of April 30, 1998 between HUNTINGDON LIFE SCIENCES INC., a Delaware corporation (the "Company"), and NATIONAL WESTMINSTER BANK PLC (the "Agent"), as collateral agent for (i) the banks parties to the Facilities Agreement referred to below (the "Facility Banks") and (ii) itself, as Overdraft Bank under the New Facility Letter referred to below (in such capacity, the "Overdraft Bank").

                              W I T N E S S E T H:


         WHEREAS, the Company, Huntingdon Life Sciences Limited, Huntington Life Sciences Group plc, the Facility Banks and the Agent have entered into a Facilities Agreement, dated as of November 1, 1995 (as amended, modified, supplemented or extended from time to time, the "Facilities Agreement") pursuant to which the Facility Banks have agreed to make certain facilities available to the Company, Huntingdon Life Sciences Limited and Huntington Life Sciences Group plc;

         WHEREAS, in connection with the Facilities Agreement, the Company executed and delivered (i) a Guarantee dated as of November 1, 1995 (as amended, modified, supplemented or extended from time to time, the "Guarantee") in favor of the Agent for the benefit of the Facility Banks and (ii) a Mortgage, Security Agreement and Fixture Filing dated as of January 20, 1998 (as amended, modified, supplemented and extended from time to time, the "Mortgage") in favor of the Agent for the benefit of the Facility Banks; and

         WHEREAS, pursuant to a New Facility Letter dated as of March 17, 1998 (as amended, modified, supplemented and extended from time to time, the "New Facility Letter") from the Agent, as Overdraft Bank in respect of the new overdraft facility provided for therein, the Company has agreed to execute and deliver this Security Agreement to secure its obligations under the Facilities Agreement, the Guarantee and the New Facility Letter;

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby agrees with the Agent, for the benefit of the Facility Banks and the Overdraft Bank (the Agent, the Facility Banks and the Overdraft Bank are collectively referred to herein as the "Secured Parties"), as follows:

         SECTION 1. Definitions. Unless otherwise indicated, capitalized terms used herein and not defined herein shall have the respective meanings given to them in the Facilities Agreement.

         SECTION 2. Grant of Security. The Company hereby assigns, pledges, transfers and grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in, and a lien upon, all of the Company's right, title and interest in, to and under, the following:

         (a) The Company's demand deposit account (account number 191 10015) with The First National Bank of Maryland (the "Pledged Account") and all monies and credit balances from time to time held in the Pledged Account;

         (b) The equipment and property described on Exhibit A hereto, together with all replacements and subsequent replacements thereof (collectively, the "Equipment"); and

         (c) Any and all proceeds of any of the foregoing.

         The property  referred to and described in (a), (b) and (c) of this
Section 2 is hereinafter  collectively  referred to as the "Collateral".
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         SECTION 3. Security for Obligations.  This Security  Agreement  secures the payment of all obligations and liabilities now or hereafter existing of (i) the Company, Huntingdon Life Sciences Limited and Huntingdon Life Sciences Group plc to the Agent and the Facility Banks under the Facilities Agreement and the related documents referred to therein, (ii) the Company to the Agent and the Facilities Banks under the Guarantee, and (iii) the Company, Huntingdon Life Sciences Limited and Huntingdon Life Sciences Group plc under the New Facility Letter and (iv) all other liabilities and obligations of whatever nature of the Company, Huntingdon Life Sciences Limited and/or Huntingdon Life Sciences Group plc now or hereafter owed to any one or more of the Secured Parties, such obligations and liabilities set forth in clauses (i), (ii), (iii) and (iv) are collectively referred to herein as the "Secured Obligations").

         SECTION 4.   Covenants.

         (a) The Company agrees that from time to time, at its own cost and expense, the Company will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that the Agent may reasonably request in order to create, preserve, perfect and protect the security interest in the Collateral or to enable the Agent to exercise and enforce its rights and remedies hereunder or to preserve, perfect and protect the Company's right, title and interest in and to the Collateral.

         (b) The Company hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, and take all such further action and execute all such further documents and instruments as may be necessary or desirable in order to create, preserve, perfect and protect the security interest in the Collateral without the signature of the Company where permitted by law.

         (c) The Company will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Agent or its representative shall have the right at any time and from time to time, upon reasonable advance notice, to call at the Company's place of business during normal business hours to inspect and examine the books and records of the Company relating to the Collateral and to make extracts therefrom and copies thereof.

         (d) The Company hereby covenants with the Agent and each of the other Secured Parties that it will pay and discharge each of the Secured Obligations owed by the Company when due to the Agent and the other Secured Parties.

         (e) A certificate signed by an officer of the Agent or other Secured Party (as the case may be) as to the money and liabilities for the time being due or incurred to the Agent or any other Secured Party, as shown on the books and records of the Agent or such Secured Party, from or by the Company shall for all purposes (in the absence of manifest error) be conclusive evidence against and binding on the Company.

         (f) The Company hereby covenants that, without the prior written consent of the Agent, it shall not nor shall it agree to purport to:

                  (i) create or permit to exist any lien, security interest or encumbrance, whether in any such case ranking in priority to or pari passu with or after the security interest created by this Security Agreement over the whole or any part of the Collateral, other than liens in favor of mechanics or materialsmen or for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with generally accepted accounting principles; or

                  (ii) sell, assign, transfer, lease, sub-lease, hire, or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of the Collateral or any interest therein; or

                  (iii) do or permit to be done any act or thing which might jeopardize the rights of the Agent in the Collateral or any part thereof and will not omit or allow the omission of any act which might prevent the rights of the Agent in the Collateral or any part thereof from being exercised. In particular, the Company covenants that it shall obtain and effect and keep effective all permits, licenses and approvals which may from time to time be required in connection with the Collateral.

         (g) The Company covenants and agrees with the Agent that, at all times during the subsistence of the security interest constituted by or pursuant to this Security Agreement, the Company will (at its own cost and expense) cause the Equipment to be insured and to be kept insured with such insurers, in such amounts and on such terms as maintained by similarly situated companies using similar items of Equipment in the conduct of their business, but in any event in an amount not less than the full replacement value thereof.

         (h) The Company further covenants and agrees with the Agent that, during the continuance of this Security Agreement, the Company shall:

         (i) fully and promptly comply with all the terms, covenants, undertakings and conditions of each policy of insurance relating to any part of the Equipment and will not do, consent, agree to, suffer or permit any act or omission which may invalidate any policy of insurance relating to any part of the Equipment or render the same unenforceable in whole or in part;

         (ii) ensure that the Agent is included (A) on each policy of liability insurance relating to any part of the Equipment as an additional insured with no operational interests in the Equipment with the effect that the provisions of each policy of insurance, except the limits on liability, shall operate as if there were a separate policy with and covering each insured and so that the insurance provided for the Agent under the policy is not invalidated by any act or omission on the part of the Company or its servants or agents and (B) on each policy of property damage insurance relating to any part of the Equipment as a loss payee;

         (iii) ensure that all insurance contains a clause to the effect that the policy may not be terminated, cancelled or materially altered unless at least 30 days prior notice of the intended termination, cancellation or alteration has been given to the Agent;

         (iv) hold all slips, cover notes and contracts and policies of insurance relating to the Equipment to the order of the Agent and shall, on the request of the Agent, deliver the originals or copies thereof to the Agent;

         (v) duly and punctually pay all premiums and other moneys due and payable under all such insurance as aforesaid and promptly upon request by the Agent provide to the Agent the premium receipts or other evidence of payment thereof; and

         (vi) not terminate or cancel any insurance without the prior delivery to the Agent of evidence of such replacement insurance coverage in respect of the Equipment satisfying the requirements set forth herein.

         (i) If the Company fails to obtain and maintain insurance coverage in accordance with the provisions hereof, the Agent shall be entitled, but not bound, to do so either in its own name or in its name and that of the Company jointly or in the name of the Company with an endorsement of the Agent's interest. All amounts expended by the Agent on so obtaining or maintaining any such insurance shall be reimbursed by the Company to the Agent on demand and shall carry interest at the Facility Rate from the date such amounts are paid by the Agent to but not including the date such amounts are repaid in full by the Company.

         (j) All claims and moneys received or receivable under any such insurance coverage as aforesaid shall at the option of the Company be applied either in making good the loss or damage in respect of which the same has been received or in or towards the discharge of the Secured Obligations prior to the occurrence of an Event of Default (as defined below). Upon the occurrence and during the continuation of an Event of Default, all claims and moneys received or receivable under such insurance coverage shall be applied by the Agent in discharge of the Secured Obligations.

         (k) The Company hereby covenants with the Agent that until discharge of the security interest hereby created:

         (i) the Company shall, at its own expense, keep the Equipment and all parts of the same in good operational repair and condition in all respects, and to that end (but without limiting the generality of the foregoing) shall carry out all necessary maintenance, overhauls, replacements and repairs to the Equipment and all such parts;

         (ii) the Company shall, at its own expense, comply with all provisions having the force of law affecting the Equipment or any of them or any parts thereof and shall maintain the same in such condition so as to comply with all laws and regulations of any jurisdiction in which any of the Equipment is operated or to which any of the Equipment is subject;

         (iii) the Company shall not knowingly employ or suffer the employment of any of the Equipment for any illegal or unlawful purpose;

         (iv) the Company shall do all acts and things the Agent may reasonably require to protect the Agent's interest in the Equipment against the claims of any other person.

         (l) The Company shall indemnify and keep the Agent indemnified against and on demand reimburse the Agent for:

         (i) all reasonable costs and expenses of operating, insuring, maintaining and repairing the Equipment actually incurred by the Agent;

         (ii) all damages, liabilities, claims, reasonable costs and expenses whatsoever (including financial or consequential loss) which may at any time be made or claimed by the Company or by an employee, servant, agent or sub-contractor of the Company or by any third party or parties or by their respective dependants arising directly or indirectly out of the possession, management, storage, operation, control, use, leasing, maintenance and/or repair of any of the Equipment; and

         (iii) all losses, damages or expenses which, consequent upon a judgment being obtained or enforced in respect of the non-payment by the Company of any amount secured by this Security Agreement, arise or result from any variation between the date of the said amount becoming due (or the date of the said judgment being obtained as the case may be) and the date of actual payment thereof in the rates of exchange between the currency in which such amount was due and the currency in which such judgment was obtained and this indemnity granted from time to time shall continue in full force and effect notwithstanding any judgment in favor of the Agent.

         (m) The Company shall pay to the Agent on demand all moneys whatsoever which the Agent shall expend, be put to or become liable for in or about the protection or maintenance of the security interest created by this Security Agreement, or in or about the exercise of its powers hereunder and shall indemnify the Agent against all existing and future taxes, rates, duties, fees, charges, assessments, impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character) which now or at any time during the continuance of the security interest constituted by or pursuant to this Security Agreement are properly payable in respect of the Collateral or any part thereof.

         (n) If any such sums as are referred to in Section 4(m) shall be paid by the Agent, the same shall be reimbursed by the Company to the Agent on demand and shall bear interest at the Facility Rate from the date such amounts are paid by the Agent to but not including the date such amounts are repaid in full by the Company.

         (o) With respect to any amount that the Company is required to pay by reason of any provision hereunder, including, without limitation, Sections 4(i),
(l), (m) and (n), the Agent shall submit to the Company relevant documentation to substantiate the requested payment.
         (p) Notwithstanding anything herein to the contrary, the Company shall not be liable for any amounts set forth in Sections 4(l) through (n) hereof which result from the gross negligence or wilful misconduct of the Agent.

         (q) The Company agrees that until discharge of the Security Interest created herein, the Company shall not establish or maintain any deposit accounts other than the Pledged Account. The Company further covenants and agrees that it shall cause all receivables, payments or proceeds from the operation of the Company's business of any kind whatsoever to be paid directly to, or to be deposited into, the Pledged Account. Prior to the occurrence of an Event of Default (as defined below), the Company shall have the right to direct withdrawals and disbursements from the Pledged Account in the ordinary course of its business, as set forth in the account letter among the Company, the Agent and The First National Bank of Maryland, a copy of which is attached hereto as Exhibit B. For so long as no Event of Default has occurred, the Company shall have the right to direct the investment of funds in the Pledged Account in the following investments (collectively, "Permitted Investments") having a maturity of 90 days or less, as determined by the Company: (i) direct obligations of the United States and (ii) interest-bearing obligations of any domestic bank having a short-term credit rating of at least A-1 by Standard and Poors Ratings Group and at least P-1 by Moody's Investors Service, Inc.; provided that the Company may make such investments only if the investment certificates are held in the Pledged Account.

         SECTION 5.   Representations and Warranties.

         (a) This Security Agreement has been duly authorized by all necessary action of the Company, and validly and duly executed and delivered to the Agent. This Security Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) All of the Equipment is, and each replacement or substitution thereof and any and all proceeds thereof will be, located at the Company's place of business and chief executive office at Mettlers Road, East Millstone, New Jersey 08875-2360.

         (c) The Company is the legal and beneficial owner of each item of the Collateral, free and clear of any lien or encumbrance, except for the security interest created under this Security Agreement. No effective financing statement or other similar instrument covering any part of the Collateral is on file in any recording office, except as may have been filed in favor of the Agent, relating to this Security Agreement.

         (d) The Company has possession and exclusive control of the Equipment.

         (e) The Company has no deposit accounts other than the Pledged Account and the accounts set forth on Exhibit B.

         (f) Upon filing of UCC-1 forms appropriately completed in Somerset County, New Jersey, all filings and other action necessary to perfect the security interest over the Equipment shall have been taken. This Security Agreement creates a valid, perfected first priority security interest in the Collateral securing the payment of the Secured Obligations.

         SECTION 6. Agent Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Agent the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time after the occurrence and during the continuation of an event of default as defined in the Facilities Agreement or an event of default as defined in the New Facility Letter or any failure by the Company to keep or perform any covenant or undertaking hereunder which failure shall remain uncured for three days after the Company's receipt of a notice thereof (each, an "Event of Default"), to take any action, to execute any instruments and to exercise any rights, privileges, options, elections or powers of the Company pertaining or relating to the Collateral which the Agent may deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Security Agreement. The Agent shall not have any duty to take any such action, to execute any such instrument, to exercise any such rights, privileges, options, including, without limitation, termination options, elections or powers or to sell or otherwise to realize upon any of the Collateral, as hereinafter authorized, and the Agent shall not be responsible for any failure to do so or delay in so doing.

         SECTION 7. Agent May Perform. If the Company fails to perform any agreement contained herein, the Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement. The Company shall reimburse the Agent on demand for any amounts paid or any expenses incurred by the Agent in good faith in connection therewith, and shall carry interest at the Facility Rate from the date such amounts are paid by the Agent to but not including the date on which such amounts are repaid in full by the Company.

         SECTION 8. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except as expressly provided herein, the Agent shall have no duty to take any steps to preserve the security interest granted hereby.

         SECTION 9. Realization upon Collateral. If an Event of Default shall occur and be continuing, the Agent may, and at the request of the Secured Parties shall, for the benefit of the Secured Parties, (i) take any and all action necessary or appropriate to collect any and all amounts payable under or with respect to the Collateral, (ii) apply any and all amounts in the Pledged Account to the Secured Obligations in accordance with Section 9 hereof, (iii) take possession of the Collateral forthwith or at any time thereafter, in which case the Company shall marshal and deliver the Collateral to the Agent at such time and place as the Agent may reasonably specify, and (iv) sell the whole or, from time to time, any part of the Collateral, by private or public sale, in such order or otherwise in such manner as the Secured Parties may elect in their sole discretion. The Agent shall have, with respect to the Collateral, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Security Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the Uniform Commercial Code of the relevant jurisdictions relating to the Collateral, and it is expressly agreed that if the Agent should proceed to dispose of or utilize the Collateral, or any part thereof, in accordance with the provisions of said versions of the Uniform Commercial Code, ten days' notice by the Agent to the Company shall be deemed to be reasonable notice under any such provision requiring such notice. Any sale of Collateral by the Agent may be made on such terms as the Secured Parties may specify, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private or public sale. The Company hereby waives, to the extent permitted by applicable law, any claims against the Agent and the Secured Parties arising by reason of the fact that the price at which Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer such Collateral to more than one possible purchaser. In exercising its rights under this Section 9, the Agent will act in a commercially reasonable manner.

         SECTION 10. Application of Proceeds. The Agent shall apply the proceeds of any realization upon or sale of the whole or any part of the Collateral after deducting all reasonable costs and expenses of collection, retaking, handling, storage, preparation, sale and delivery (including, without limitation, reasonable counsel's fees and expenses) incurred by it in connection with such realization or sale to the payment of the Secured Obligations. Any surplus of such payments or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Company, and the Company shall remain in all respects liable to the Agent, the Facility Banks and the Overdraft Bank for any unrecovered balance owing to them.

         SECTION 11. Waiver of Stays, etc. To the fullest extent that the Company may lawfully so agree, the Company agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Security Agreement or the absolute sale of any portion of or all of the Collateral or the possession thereof by any purchaser at any sale under this Security Agreement, and the Company, for itself and all who may claim under the Company, as far as the Company now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

          SECTION 12. Amendments, etc. No amendment, modification or waiver of any provision of this Security Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent with the consent of the Secured Parties (or all of the Facility Banks, to the extent required pursuant to the Facilities Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 13. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telex or telecopier number set forth in the Facilities Agreement or such other address or telex or telecopier number as such party may hereafter specify by notice to the other party.

         SECTION 14. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the termination of the commitments under the Facilities Agreement and the commitments under the New Facility Letter or (ii) the payment in full of the Secured Obligations (other than indemnification obligations as to which a claim has not been asserted at this time), (b) be binding upon the Company and its successors and assigns and (c) inure to the benefit of the Agent, each of the Secured Parties and their respective successors, transferees and assigns. Upon the later of (i) the termination of the commitments under the Facilities Agreement and the commitments under the New Facility Letter or (ii) the payment in full of the Secured Obligations (other than indemnification obligations as to which a claim has not been asserted at such time), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination and the payment in full of the Secured Obligations (other than indemnification obligations as to which a claim has not been asserted at such time), the Agent will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

         SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies hereunder are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

         SECTION 16.   Responsibility of the Agent.

         (a) By accepting the benefits hereof, each Secured Party hereby irrevocably designates and appoints, subject to Section 16(e) hereof, the Agent as Agent under this Security Agreement, to take such action on its behalf under the provisions of this Security Agreement and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Security Agreement, together with such other powers as are reasonably incidental thereto.

         (b) By accepting  the benefits  hereof,  each Secured Party agrees that
(i) neither the Agent, nor any of its directors, officers or employees or agents shall be liable for any action taken or omitted to be taken by them hereunder, except for their own gross negligence or willful misconduct, (ii) the Agent shall not be responsible to the Secured Parties for any statements, warranties or representations herein, the Facilities Agreement or the related documents referred to therein, the New Facility Letter, the Guarantee, the Mortgage or any other documents contemplated thereby, (collectively, the "Financing Documents") or the value, condition, priority, ownership or sufficiency of the Collateral or the legality, validity or enforceability of any of the Financing Documents, nor shall the Agent be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements provided for in the Financing Documents, (iii) the Agent shall not have any obligation to determine whether there has occurred any Event of Default or potential Event of Default, under any Financing Documents, and the Agent shall not be charged with knowledge of the happening of any event of default or potential event of default unless it shall have been notified thereof in writing by the Company or a Secured Party, and (iv) the Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by it. The Agent may seek instructions from the Secured Parties as to the exercise of its rights, powers and remedies. If the Agent shall be instructed by the Secured Parties to take any action hereunder, the Agent may, before taking such action, require that the Secured Parties indemnify the Agent, in a manner reasonably satisfactory to the Agent, for any liability which the Agent may incur in taking such action.

         (c) Nothing in this Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Security Agreement or any Collateral except as expressly set forth herein or therein. With respect to the credit extended by it, the Agent shall have the same rights and powers under the Financing Documents as any other Secured Party and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not the Agent.

         (d) The Secured Parties shall indemnify the Agent (to the extent not reimbursed by the Company, but without limiting the obligations of the Company) ratably in accordance with their respective interests in the Collateral, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Security Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or of any such other documents, provided that no Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         (e) The Agent may resign (effective upon appointment of a successor) at any time by giving written notice thereof to the Secured Parties and the Company. Upon any such resignation, the Secured Parties shall within 30 days after the Agent shall have given notice of its resignation, appoint a successor to the Agent, which decision of the Secured Parties shall be binding upon all of the Secured Parties. Provided no Event of Default has occurred and is continuing, any successor Agent which is not a party to the Facilities Agreement shall be approved by the Company, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and upon the transfer of the Collateral to the successor Agent, the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Security Agreement.

         SECTION 17. GOVERNING LAW; WAIVER OF JURY TRIAL; SEVERABILITY. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 17 HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



                         [signatures begin on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                               HUNTINGDON LIFE SCIENCES INC.


                               By:______________________________
                                         Name:
                                         Title:


                               NATIONAL WESTMINSTER BANK PLC,
                                   as Agent


                               By:______________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                            Description of Equipment


                  Description       Cost
                                                                   ($000's)

                  HPLC systems        210

                  2 x APOI 365 MS/MS systems  550

                  X-Ray bone densitometer      95

                                                                     ----

                                                                     855
                                                                     ----

                                    EXHIBIT B

                             Pledged Account Letter

                                 April 30, 1998



The First National Bank of Maryland
25 South Charles Street, 22nd Floor
Mail Code 101-515
Baltimore, MD 21201

Attention:  Ronald C. Lapointe

         Re:  Huntingdon Life Sciences Inc.

Gentlemen:

         Huntingdon Life Sciences Inc. (the "Company") and National Westminster Bank plc hereby give you notice that, pursuant to a Security Agreement dated as of April 30, 1998 between the Company and National Westminster Bank plc, as agent on behalf of the Secured Parties named therein (in such capacity, the "Agent")(the "Security Agreement"), the Company has granted to the Agent a security interest in, all of the right, title and interest of the Company in and to its demand deposit account with you under account number 191 10015 (the "Pledged Account") together with all monies, credit balances and certificates, instruments and other documents evidencing permitted investments held therein to secure the payment and performance by the Company, Huntingdon Life Sciences, Limited and Huntingdon Life Sciences Group plc of the Secured Obligations (as defined in the Security Agreement). It is not necessary that you be familiar with the terms of the Security Agreement or any related document. You acknowledge the Agent's security interest in, and lien on, the Pledged Account and the monies on deposit therein, granted to the Agent by the Company under the Security Agreement. You agree to act as the agent for the Agent to maintain possession and control of the Pledged Account in accordance with the terms set forth herein.

         The Company shall be entitled to use the Pledged Account, subject to your applicable rules, until your receipt from the Agent of notice indicating that an Event of Default has occurred and is continuing under the Security Agreement. The Company hereby agrees that, upon your receipt from the Agent of notice indicating that an Event of Default has occurred and is continuing under the Security Agreement, as set forth herein, all right, title and interest of the Company in the Pledged Account shall immediately terminate and you may refuse to honor any checks, ACH debits, wire transfer instructions, or any other items which the Company causes to be presented against the Pledged Account after your receipt of such notice. Upon written notice to you from the Agent that an Event of Default has occurred and is continuing under the Security Agreement, you shall not permit any further disbursements from the Pledged Account and shall immediately transfer all collected funds in the Pledged Account to the Agent, subject to your set-off and banker's liens rights described below.

         You are hereby authorized to follow your usual procedure in the event the Pledged Account or any checks, drafts or other orders for payment of money should be or become the subject of any writ, levy, order, attachment, garnishment or other similar judicial or regulatory order or process ("Order") and neither the Company nor the Agent shall assert any claim against you for following your usual procedures in response to any such Order.

         Notwithstanding any other provisions in this Agreement, in the event of the commencement of a case pursuant to The United States Bankruptcy Code, filed by or against the Company, or in the event of the commencement of any similar case under state law providing for the relief of debtors or the protection of creditors by or against the Company, you may act as you deem necessary to comply with all applicable provisions of governing statutes and court orders and neither the Company nor the Agent shall assert any claim against you for so doing.

         You acknowledge receipt of the foregoing instructions and, in connection therewith, hereby confirm that you have not received notice from any other person of any assignment of or security interest in the Pledged Account. You agree that all notices to be sent to you with respect to the Pledged Account shall be addressed as set forth below or such other address as you may specify in writing:

                  The First National Bank of Maryland
                  25 South Charles Street, 22nd Floor
                  Mail Code 101-515
                  Baltimore, Maryland 21201
                  Attention:  Ronald C. Lapointe

                  with a copy to:

                  The First National Bank of Maryland
                  25 South Charles Street, 22nd Floor
                  Mail Code 101-850
                  Baltimore, Maryland 21201
                  Attention:  Kenneth F. Krach, Esq.

         You agree to provide duplicate monthly statements to the Agent in accordance with your usual and customary procedures showing all deposits into, and all disbursements made from, the Pledged Account for the period covered by such monthly statements. All such duplicate statements shall be provided to the Agent at the same time such monthly statements are provided to the Company and shall be addressed as set forth below or such other address as the Agent may specify by written notice to you:

                    National Westminster Bank plc,
                    as Agent
                    3rd Floor, Juno Court
                    25 Prescot Street
                    London, England E1 8BB
                    Attention:

         Each of the Company and the Agent acknowledges that you shall have no obligation, responsibility or liability to verify the accuracy of any disbursement request or other instrument or writing delivered to you in connection with the Pledged Account, whether such request is permitted under the Security Agreement, the Company's use of the proceeds thereof or whether there exists an Event of Default under the Security Agreement and that you are entitled to rely on the certificates, notices, instruments and other writings presented to you in connection therewith. In no event shall you be liable for any consequential, special, punitive or indirect loss or damage which the Agent or the Company may incur or suffer in connection with this Agreement.

         The invalidity, illegality or unenforceability or any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND. YOU, THE COMPANY AND THE AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THE PLEDGED ACCOUNT, THIS AGREEMENT OR YOUR PERFORMANCE HEREUNDER.

         The Company hereby releases you and all of your directors, officers, agents, attorneys or employees (collectively, the "Depository Bank Parties") from any claim, demand, loss, or liability, the Company may have or bring, becoming due, arising under, out of, as a result of, in connection with or related to, this Agreement or your performance and the performance of the Depository Bank Parties hereunder, provided such claim, demand, loss, liability, or expense has not directly resulted from the gross negligence or willful misconduct of you or the Depository Bank Parties. The Company hereby agrees to pay, indemnify and hold you and the Depository Bank Parties harmless from and against any and all labilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, legal fees) become due, arising under, out of, as a result of, in connection with or related to this Agreement or the performance of you and the Depository Bank Parties hereunder, provided such claim, demand, loss, liability, or expenses is not directly resulting from the gross negligence or willful misconduct of you or the Depository Bank Parties.

         The Agent hereby releases you and the Depository Bank Parties from any claim, demand, loss, or liability, the Agent may have or bring, becoming due, arising under, out of, as a result of, in connection with or related to, this Agreement or the performance of you and the Depository Bank Parties hereunder, provided such claim, demand, loss, liability, or expense has not directly resulted from the gross negligence or willful misconduct of you or the Depository Bank Parties. The Agent hereby agrees to fully reimburse you for: (i) any check, ACH credit or other item which is returned unpaid and the proceeds of which were received by the Agent hereunder; and (ii) any check, ACH credit or other item, the proceeds of which were received by the Agent hereunder and which a Court of competent jurisdiction subsequently holds to have been subject to any Order, or orders the proceeds returned to or on behalf of the Company. The Agent's obligations of payment hereunder shall survive the bankruptcy or insolvency of the Company and upon such bankruptcy or insolvency, you need not demand payment from the Company or seek to offset any amounts in the Pledged Account or any other accounts the Company maintains with your prior to demanding payment from the Agent, even if the Company then has sufficient funds in deposit with you to pay such amounts.

         This Agreement may be terminated at any time by you upon fifteen (15) days written notice to the Company and the Agent, after which fifteen (15) day period all of your obligations hereunder shall be terminated, except that you shall hold sums then remaining in the Pledged Account as a mere bailee pending
(a) your receipt of the mutual instruction of the Agent and the Company to transfer the same to a successor depository, or (b) your receipt of an order of a court of competent jurisdiction directing transfer the same. Notwithstanding the foregoing, the indemnifications and reimbursements provided herein shall survive this Agreement and shall remain in full force and effect until all applicable periods of latches or statute of limitation shall expire on any claim related hereto.

         This letter agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same letter agreement.

                          NATIONAL WESTMINSTER BANK PLC



                          By:
                          Name:
                          Title:



                          HUNTINGDON LIFE SCIENCES INC.



                          By:
                          Name:
                          Title:

Accepted and Agreed this
30th day of April, 1998


THE FIRST NATIONAL BANK OF MARYLAND


By:
     Name:
     Title: